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                                                                      Exhibit 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

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
                                                                    First Quarter Ended
                                                               March 31,         March 31,
                                                                 2000               1999
                                                             -------------      -------------
Income before extraordinary losses                           $  30,748,000      $  37,345,000
Extraordinary losses, net                                               --         (3,248,000)
                                                             -------------      -------------
Net income                                                   $  30,748,000      $  34,097,000
                                                             =============      =============
BASIC EARNINGS PER SHARE
Weighted average number of common shares outstanding           121,642,638        125,502,420
                                                             =============      =============
BASIC EARNINGS PER COMMON SHARE
    Income before extraordinary losses                       $        0.25      $        0.30
    Extraordinary losses, net                                           --              (0.03)
                                                             -------------      -------------
        Net income                                           $        0.25      $        0.27
                                                             =============      =============
DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding           121,642,638        125,502,420
    Additional shares based on average market price for
      period applicable to:
        Restricted stock                                           398,614            432,360
        Stock options                                            1,239,903            838,107
                                                             -------------      -------------
Average number of common and
  common equivalent shares outstanding                         123,281,155        126,772,887
                                                             =============      =============

DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARES
    Income before extraordinary losses                       $        0.25      $        0.30
    Extraordinary losses, net                                           --              (0.03)
                                                             -------------      -------------
        Net income                                           $        0.25      $        0.27
                                                             =============      =============
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